Exhibit 99.1

Investor and Media Relations Contact

Susan W. Specht

Director, Corporate Communications

(206) 442-6592

FOR IMMEDIATE RELEASE

ZymoGenetics Announces Workforce Reduction and Restructuring

Seattle, April 29, 2009 – ZymoGenetics, Inc. (NASDAQ: ZGEN) announced today a reduction in its workforce of approximately 32 percent, or 161 employees, as part of a corporate restructuring. ZymoGenetics is reorganizing its operations to focus resources on assets with the potential to generate the greatest value for shareholders. The company expects to realize an annual reduction in operating expenses of approximately $30 million beginning in the third quarter as a result of these actions.

“We’re taking steps to reduce our costs, align our spending with our highest corporate priorities and conserve our financial resources,” said Douglas E. Williams, chief executive officer of ZymoGenetics. “While it is very difficult taking these actions, they are necessary given challenging market conditions and the changing focus of our business plan. Going forward, we believe that ZymoGenetics will be a stronger, more sustainable company with substantially reduced dependence on the capital markets for funding. We appreciate the significant contributions made by all of our employees, including those departing, toward the company’s progress to date and in support of our plan to build a valuable and sustainable business.”

ZymoGenetics will continue to build the market for its approved product, RECOTHROM® Thrombin, topical (Recombinant), while pursuing the research, development and commercialization of novel biologic therapeutics. The company will discontinue ongoing research activities in oncology and focus future research efforts in immunology, its core strength. Collaborative transactions will receive greater emphasis to facilitate the development and commercialization of the company’s product candidates, while retaining significant rights to participate in downstream value generation. The recently announced transaction with Bristol-Myers Squibb for PEG-Interferon lambda serves as a model for this strategy. The company is reducing its internal product development infrastructure related to this shift in strategy, and will pursue increased outsourcing in the future. Headcount has been reduced in most areas of the company, with the greatest impact coming in research, manufacturing and other development-related functions, as well as administrative departments. Resource commitments to RECOTHROM commercial activities and PEG-Interferon lambda development have been maintained, consistent with the company’s value generation strategy.

The company will record a charge in the second quarter of approximately $8.5 million for severance and other costs related to the workforce reduction.

About ZymoGenetics

ZymoGenetics creates novel protein drugs that help patients fight disease. The company developed and markets RECOTHROM® Thrombin, topical (Recombinant). Other product candidates are focused on cancer, autoimmune and viral diseases. ZymoGenetics intends to commercialize product candidates through internal development, collaborations with partners, and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics’ actual performance and the timing and outcome of actions and events may differ materially from those expressed in or implied by the forward-looking statements because of risks and uncertainties associated with, among other things, the timing of actions relating to the restructuring and related events, the success of our restructuring, our assumptions and projections relating to the restructuring, our unproven clinical development and results, efforts in and results of collaborations, regulatory oversight and approvals, product sales and marketing abilities, intellectual property claims and litigation and other risks detailed in ZymoGenetics’ public filings with the Securities and Exchange Commission, including ZymoGenetics’ Annual Report on Form 10-K for the year ended December 31, 2008. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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